                                                                    Exhibit 99.1

          PRIMUS GUARANTY REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS

HAMILTON, BERMUDA - NOVEMBER 9, 2005 - Primus Guaranty, Ltd. ("Primus Guaranty")
(NYSE: PRS), a leading provider of credit protection, announced today GAAP net income of $24.0 million, or $0.54 per diluted share for its third quarter 2005, compared with net income of $18.0 million, or $0.51 per diluted share, for the third quarter of 2004. Diluted per share results for the 2005 and 2004 third quarters were based on 44.5 million diluted shares and 35.2 million diluted shares, respectively. For the nine months ended September 30, 2005, GAAP net income was $975 thousand, or $0.02 per diluted share, compared with net income of $9.9 million, or $0.28 per diluted share, for the nine months ended September
30, 2004. Diluted per share results for the 2005 and 2004 nine months ended
September 30 were based on 44.7 million diluted shares and 35.1 million diluted shares, respectively.

ECONOMIC RESULTS
In managing its business and assessing its growth and profitability from a strategic and financial planning perspective, the company believes it is appropriate to consider both its U.S. GAAP financial results as well as the impact on those results of fair value accounting and the termination of credit swaps. Therefore, the company evaluates what its Economic Results would have been if it excluded from revenue the amounts of any unrealized gains and losses on its portfolio of credit swaps sold, and any realized gains from terminations of credit swaps sold prior to maturity, although it amortizes those gains over the remaining original lives of the terminated contracts, except for credit swaps purchased as investments.

During the third quarter of 2005, Economic Results were $10.4 million, or $0.23 per diluted share, compared with $5.3 million, or $0.15 per diluted share, in the year-ago period. This represents an approximate 96% increase in year over year Economic Results. For the nine months ended September 30, 2005, Economic
Results were $24.2 million, or $0.54 per diluted share, compared with Economic
Results of $18.3 million, or $0.52 per diluted share, for the nine months ended
September 30, 2004.

Please refer to the last page of this press release and to the company quarterly financial supplement for full disclosure of the reconciliation from GAAP Results to Economic Results.

MANAGEMENT COMMENTARY
"I am extremely pleased with the economic performance in the third quarter 2005, as we almost doubled our Economic Results relative to last year's third quarter numbers," said Primus Guaranty Chief Executive Officer Thomas W. Jasper. "It
reflects the solid progress we have made in executing on our strategy of capturing significant growth opportunities in the dynamic credit swap market.
Additionally, the strong growth in earnings demonstrates the operating leverage in the platform. Contributing to the large increase in Economic Results was the
39% growth in portfolio size and 54% increase in economic revenues, achieved with only a 21%

increase in operating & financing expenses. Additionally, I am pleased to see improvement in the Economic return on equity, as it increased to 13.2%, from
9.3% for the year-earlier quarter."

"As we move forward, we continue to focus on successfully implementing our strategic plan. Our plan involves growing our core business while maintaining an appropriate risk/return profile, leveraging our infrastructure and expertise to expand our asset management business, and maintaining our financial discipline to ensure we benefit from economies of scale. This should enable us to further increase revenues, earnings and return on equity."

THIRD QUARTER REVENUES
GAAP revenues for the third quarter 2005 were $32.1 million, an increase of
30.0% from $24.7 million in the year-earlier quarter. The increase is mainly attributable to the increase in unrealized mark-to-market gains as a result of general tightening of market credit swap premiums during the quarter. Unrealized gains for the third quarter 2005 increased $5 million to $14.7 million from $9.7 million in the year ago quarter.

Economic revenues for the third quarter 2005 were $18.5 million, an increase of
54.2% from $12.0 million in the year-earlier quarter.

Contributing to the growth in revenues was a 27.7% increase in premium income on credit swaps sold (single-name and tranche), to $14.3 million in the third quarter of 2005, compared with $11.2 million in the same period of 2004. The increase reflects the continued growth of the company's credit swap portfolio.

Interest income for the third quarter of 2005 was $4.5 million, an increase of approximately $3.3 million from the third quarter of 2004. The increase is mainly driven by the increase in average invested balances and higher investment yields. Average balances were $492.5 million for the third quarter of 2005, compared with $318.5 million in the same quarter of 2004. The average investment yield increased to 3.64%, up 233 basis points from an average of 1.31% in the third quarter of 2004.

Realized losses on the portfolio of credit swaps sold were $1.4 million in the third quarter of 2005, compared with $778 thousand for the same period last year. Of the $1.4 million realized loss, $1.3 million was attributable to our decision to mitigate credit exposure through the early termination of credit swaps sold. To date, there have been no credit events in our portfolio of credit swaps sold.

THIRD QUARTER OPERATING AND FINANCING EXPENSES
Operating expenses, excluding financing costs, were $6.4 million for the third quarter of 2005, compared with $5.9 million in the third quarter of 2004.

Financing costs, comprising distributions on preferred shares and interest expense, were $1.7 million in the third quarter of 2005, compared with $778 thousand in the third quarter of 2004. The increase in financing costs was primarily attributable to increased interest rates.

NINE MONTHS ENDED SEPTEMBER 30 REVENUES
GAAP revenues for the nine months ended September 30, 2005 were $25.6 million, a decrease of 11.7% from $29.0 million in the year-earlier period. The decrease is mainly attributable to higher mark-to-market losses in the first nine months of
2005. Unrealized losses for the nine months ended September 30, 2005 increased
$8.4 million to $18.8 million from $10.4 million in the year ago period.

Economic revenues for the first nine months of 2005 were $48.9 million, an increase of 31.1% from $37.3 million in the year-earlier period.

Contributing to the growth in revenues was a 22.5% increase in premium income on credit swaps sold (single-name and tranche), to $38.7 million for the nine months ended September 30, 2005, compared with $31.6 million in the same period of 2004. The increase reflects the continued growth of the company's credit swap portfolio.

Interest income for the first nine months of 2005 was $11.0 million, an increase of approximately $8.5 million from the same period of 2004. The increase is driven by both the increase in average invested balances and higher investment yields. Average balances were $489.8 million for the nine months ended September
30, 2005, compared with $311.5 million for the same period of 2004. The average investment yield increased to 2.99%, up 187 basis points from an average of
1.12% for the nine months ended September 30, 2004.

Partially offsetting the higher levels of premium and investment income during the first nine months of 2005 was an increase in realized losses on the portfolio of single name credit swaps sold. Realized losses for the nine months ended September 30, 2005 were $4.5 million, compared with $791 thousand for the same period last year. Of the $4.5 million, $4.2 million was attributable to our decision to mitigate credit exposure through the early termination of credit swaps sold.

NINE MONTHS ENDED SEPTEMBER 30 OPERATING AND FINANCING EXPENSES
Operating expenses, excluding financing costs, were $20.1 million for the nine months ended September 30, 2005, compared with $17.0 million in the same period of 2004. The increase of $3.1 million is attributable to additional compensation expense coupled with increases in professional and legal fees as a result of being a public company.

Financing costs, comprising distributions on preferred shares and interest expense, were $4.4 million in the first nine months of 2005, compared with $1.9 million in the same period of 2004. The increase in financing costs was primarily attributable to the increased interest rates in 2005 combined with a full nine month expense associated with the $75 million of subordinated deferrable interest notes which were issued in July 2004.

CREDIT SWAP PORTFOLIO
At September 30, 2005, the company's portfolio of single name credit swaps sold totaled $13.0 billion, up 23.8% from $10.5 billion at December 31, 2004. There were 533 reference entities in the portfolio at September 30, 2005 compared with
476 at December 31, 2004.

The third quarter 2005 new deal transaction volume for single name credit swaps sold was $1.6 billion, with a weighted average premium of 41 basis points, and an average original tenor of 5.21 years. The weighted average original premium on the $13.0 billion portfolio of single name credit swaps sold as of September
30, 2005 was 43 basis points.

Tranche notional sold was $50 million at September 30, 2005, with an original premium of 89 basis points. There was no corresponding position in 2004, as the business commenced in April 2005.

BALANCE SHEET
At September 30, 2005, total assets, on a GAAP basis, were $541.6 million, a decrease of 0.2% from $542.7 million at December 31, 2004. At September 30,
2005, net shareholders' equity was $359.3 million, a 0.5% decrease from $361.0 million at December 31, 2004.

Total cash, cash equivalents and available-for-sale investments at September 30,
2005 were $497.5 million, of which $433.7 million resides in the principal operating subsidiary - Primus Financial Products, LLC.

During the third quarter 2005, we adopted a policy calling for the exchange of our Euro denominated cash balances for U.S. dollars. As of September 30, 2005, our Euro balance was (euro)377 thousand.

EARNINGS CONFERENCE CALL
Primus Guaranty will host a conference call Wednesday, November 9, 2005, at
11:00 AM (ET) with access available via Internet and telephone. To access the live conference call, dial (800) 299-9086 (toll-free domestic) or (617) 786-2903
(international). The access code is 37845573. Please call to register at least
10 minutes before the conference call begins. A replay of the call will be available for three weeks via telephone starting at approximately 1:00 PM (ET)
on Wednesday, November 9, 2005, and can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international). The access code is 28597954. The webcast will be live as well as archived for one quarter on Primus Guaranty's website: www.primusguaranty.com. To access the webcast, refer to the investor relations section of the website, and click on webcast icon in center of page.

Supplemental financial information, including additional portfolio and historical data, will be available on Primus Guaranty, Ltd.'s website under
"Investor Relations-Webcasts" or by clicking on
http://phx.corporate-ir.net/phoenix.zhtml?c=179637&p=irol-presentations.

ABOUT PRIMUS GUARANTY Primus Guaranty, Ltd., through its principal operating subsidiary, Primus Financial Products, LLC, offers protection against the risk of default on corporate and sovereign obligations. Primus Financial assumes these risks through the sale of credit swaps to dealers, banks and portfolio managers. As a swap counterparty, Primus Financial is rated Aaa by Moody's
Investor Service,

Inc. and AAA by Standard & Poor's Rating Services. Another subsidiary of Primus
Guaranty, Primus Asset Management, Inc., manages the credit swap portfolio of
Primus Financial, and provides credit swap portfolio management services to third parties.

The company is traded on the New York Stock Exchange under the symbol PRS.
Primus Guaranty is a Bermuda company, with the operations of its principal subsidiaries, Primus Financial Products and Primus Asset Management,
headquartered in New York City.

SAFE HARBOR STATEMENT

Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the
Private Securities Litigation Reform Act of 1995. For a discussion of the factors that could affect our actual results please refer to the risk factors identified from time to time in our SEC reports, including, but not limited to, our 10-Q, as filed with the SEC.

                              PRIMUS GUARANTY, LTD.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                   (dollars in 000s except per share amounts)

                                                                            SEPTEMBER 30,     DECEMBER 31,
                                                                                2005              2004
                                                                          ----------------  ---------------
                                                                             (unaudited)

ASSETS
Cash and cash equivalents...............................................    $   80,951        $  320,989
Available-for-sale investments..........................................       416,597           161,101
Accrued interest receivable.............................................         4,135             1,381
Accrued premiums on credit swaps........................................         3,198             3,349
Premiums receivable on credit swaps.....................................           160               197
Premiums receivable on financial guarantees.............................           400               800
Asset management fee receivable.........................................             3                15
Prepaid expenses........................................................           524               868
Unrealized gain on credit swaps, at fair value..........................        29,157            46,517
Fixed assets, less accumulated depreciation of $689 in 2005 and $493 in
   2004.................................................................         1,627             1,800
Internal use software costs, less accumulated amortization of $7,107 in
   2005 and $5,893 in 2004..............................................         3,415             4,297
Income tax receivable...................................................           279               279
Debt issuance costs.....................................................         1,124             1,125
                                                                            ----------        ----------
     Total assets.......................................................    $  541,570        $  542,718
                                                                            ==========        ==========

LIABILITIES, PREFERRED SECURITIES OF SUBSIDIARY AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses...................................    $    1,798        $      904
Compensation accrual....................................................         3,916             5,317
Brokerage fees payable..................................................             6                14
Taxes payable...........................................................           220                12
Interest payable........................................................            95               364
Long-term debt..........................................................        75,000            75,000
Unrealized loss on credit swaps, at fair value..........................         1,737               259
Deferred rent payable...................................................           435               455
Deferred financial guarantee premiums...................................           506               806
Deferred credit swap premiums...........................................            51                69
                                                                            ----------        ----------
     Total liabilities..................................................        83,764            83,200

Preferred securities of subsidiary......................................        98,521            98,521

Shareholders' equity:
   Common stock, $0.08 par value, 62,500,000 shares authorized,
     43,120,989 and 42,780,033 shares issued and outstanding at
     September 30, 2005 and December 31, 2004, respectively.............         3,682             3,535
   Additional paid-in-capital...........................................       264,698           264,860
   Warrants.............................................................           612               612
   Accumulated other comprehensive income...............................       (2,670)                 -
   Retained earnings ...................................................        92,963            91,990
                                                                            ----------        ----------
Total shareholders' equity..............................................       359,285           360,997
                                                                            ----------        ----------
Total liabilities, preferred securities of subsidiary and shareholders'
   equity...............................................................    $  541,570        $  542,718
                                                                            ==========        ==========

                              PRIMUS GUARANTY, LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   (amounts in 000s except per share amounts)

                                                           THREE MONTHS ENDED           NINE MONTHS ENDED
                                                              SEPTEMBER 30,               SEPTEMBER 30,
                                                      -------------------------     ----------------------
(unaudited)                                               2005           2004          2005          2004
                                                      -------------  ----------     ------------ ---------

REVENUES
Net credit swap revenue........................       $   27,449     $  23,331       $ 15,672    $  26,166
Premiums earned on financial guarantees.......               101            99            300          295
Investment portfolio realized gains/(losses)..                (3)            -             20            -
Interest income on investment portfolio.......             4,483         1,166         10,969        2,534
Rental income.................................                 -             -              -           40
Asset management fees.........................                49             3            140            3
Foreign currency revaluation..................                55            66         (1,464)         (40)
                                                      ----------     ---------       --------    ---------
Total net revenues............................            32,134        24,665         25,637       28,998
                                                      ----------     ---------       --------    ---------

EXPENSES
Employee compensation and benefits............             3,537         3,858         12,139       11,142
Professional and legal fees...................               981           382          2,731        1,160
Fixed asset depreciation and amortization.....               533           494          1,574        1,453
Technology and data...........................               535           243          1,250          914
Rent..........................................               191           193            567          550
Bank and investment management fees...........               203           275            660          438
Rating agency fees............................                61           151            216          289
Brokerage expense.............................                18           151            107          515
Interest expense..............................               649           375          1,640          375
Other.........................................               332           136            873          579
                                                      ----------     ---------       --------    ---------
Total expenses................................             7,040         6,258         21,757       17,415
Distributions on preferred securities of
   subsidiary.................................            (1,022)         (403)        (2,797)      (1,550)
                                                      ----------     ---------       --------    ---------
Income before provision for income taxes......            24,072        18,004          1,083       10,033
Benefit/(Provision) for income taxes..........               (63)           22           (108)         (95)
                                                      ----------     ---------       --------    ---------
NET INCOME AVAILABLE TO COMMON SHARES.........        $   24,009     $  18,026       $    975    $   9,938
                                                      ==========     =========       ========    =========

Earnings per common share:
Basic.........................................        $     0.56     $    4.23       $   0.02    $    2.57
Diluted.......................................        $     0.54     $    0.51       $   0.02    $    0.28
Average common shares outstanding:
Basic.........................................            43,120         4,264         43,147        3,866
Diluted.......................................            44,543        35,219         44,673       35,081

PRIMUS GUARANTY, LTD.

REGULATION G DISCLOSURE

ECONOMIC RESULTS

SEPTEMBER 30, 2005

(DOLLARS IN 000'S EXCEPT PER SHARE AMOUNTS)
In managing our business and assessing its growth and profitability from a strategic and financial planning perspective, we appropriate to consider both our U.S. GAAP financial results as well as the impact on those results of fair value accounting and termination of credit swaps. Therefore, we evaluate what our Economic Results would have been if we excluded from revenue of any unrealized gains and losses on our portfolio of credit swaps sold, and any realized gains from terminations of credit swaps maturity, although we amortize those gains over the remaining original lives of the terminated contracts, except for credit swaps investments.

                                                        THREE MONTHS ENDED           NINE MONTHS ENDED
                                                           SEPTEMBER 30,               SEPTEMBER 30,
                                                    ---------------------------  -------------------------
                                                        2005          2004           2005          2004
                                                    ------------  -------------  ------------  -----------

GAAP NET INCOME/(LOSS)                               $   24,009    $   18,026      $     975    $   9,938
Adjustments:

Less: Change in unrealized fair value of credit
swaps sold (gain)/loss                                  (15,190)      (10,991)        19,008        9,214

Less: Realized gains from early termination of
credit swaps sold                                          (201)       (3,251)          (790)      (5,360)

Add: Amortization of realized gains from the early
termination of credit swaps sold                          1,738         1,542          5,027        4,494

----------------------------------------------------------------------------------------------------------
NET ECONOMIC RESULTS                                 $   10,356    $    5,326      $  24,220    $  18,286
----------------------------------------------------------------------------------------------------------

Economic earnings per share                          $     0.23    $     0.15      $    0.54    $    0.52

Economic weighted average common shares
outstsanding-diluted                                     44,543        35,219         44,673       35,081